EXHIBIT 32

                Corporate Responsibility for Financial Reports.

I, Mary W. Patterson, Chief Executive Officer, certify that to my knowledge this quarterly report on Form 10-QSB of Trans-Century Resources, Inc. as of and for the three months ended March 31, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Trans-Century Resources, Inc.

Date:  August 13, 2003

By:  /s/ Mary W. Patterson
     ---------------------
        Mary W. Patterson
        Chief Executive Officer



I, Stephen L. Cobb, Chief Financial Officer, certify that to my knowledge this quarterly report on Form 10-QSB of Trans-Century Resources, Inc. as of and for the three months ended March 31, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Trans-Century Resources, Inc.

Date:  August 13, 2003

By:  /s/ Stephen L. Cobb
     -------------------
        Stephen L. Cobb
        Chief Financial Officer